Exhibit 4(e)


                              THIRD AMENDMENT TO
                         WAREHOUSING CREDIT AGREEMENT

     THIS THIRD AMENDMENT TO WAREHOUSING CREDIT AGREEMENT, dated as of March 31, 1994 (this "Amendment"), is by and between MAYFLOWER MORTGAGE CORPORATION, d/b/a Republic Bancorp Mortgage Inc., a Michigan corporation (the "Company"), the banks named in Section 2.1 of the Warehousing Credit Agreement referred to below (collectively referred to as the "Banks" and individually referred to as "Bank") and NBD BANK, N.A., a national banking association, as agent for the Banks (in such capacity, the "Agent").

                                   RECITALS

     A. The Company, the Banks and the Agent are parties to a Warehousing Credit Agreement, dated as of December 18, 1992, and amended by a First Amendment to Warehousing Credit Agreement dated as of May 1, 1993 and by a Second Amendment to Warehousing Credit Agreement dated as of December 17, 1993 (as so amended, the "Credit Agreement"), pursuant to which the Banks agreed, subject to the terms and conditions thereof, to extend credit to the Company.

     B. The Company has requested that the maturity date of the Notes be extended, and the Banks and the Agent have so agreed, subject to the terms and conditions of this Amendment.

   Therefore, the parties agree as follows:

ARTICLE I. AMENDMENTS. Upon fulfillment of the conditions set forth in
Article III hereof, the Credit Agreement shall be amended as follows:

     1.1 The definition of "Termination Date" contained in Section 1.1 is hereby deleted and the following is substituted in place thereof:

     "Termination Date" shall mean the earlier to occur of (a) April 30, 1994, and (b) the date on which the Credit shall be terminated pursuant to Section
2.3 or 7.2.

ARTICLE II. REPRESENTATIONS AND WARRANTS. The Company represents and warrants to the Agent and the Banks as follows:

     2.1 The execution, delivery and performance of this Amendment and all other agreements and documents executed pursuant hereto have been duly authorized by all necessary corporate action and are not in contravention of any Governmental Regulation, or of the terms of its charter or by-laws, or of any contract or undertaking to which it is a party or by which it or its property may be bound or affected, the breach of any of which could reasonably be expected to materially and adversely affect its ability to perform its obligations under this Amendment, the Credit Agreement or the other Loan Documents, and do not result in the imposition of any Lien except for Permitted Liens.

     2.2 This Amendment and all other agreements and documents executed pursuant hereto are the legal, valid and binding obligations of the Company enforceable against it in accordance with their respective terms, subject to the effect of any applicable bankruptcy, insolvency moratorium, reorganization or other similar laws affecting creditors' rights generally, to the discretionary nature of specific performance, injunctive relief and other equitable remedies, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

     2.3 The representations and warranties contained in Article V of the Credit Agreement are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof, except that Schedule 5.4 thereto shall be replaced by the attached Schedule 5.4, and the forms of the Articles of Incorporation, Bylaws, resolutions and certificates of incumbency of the Company delivered to the Agent and the Banks on December 18, 1992 and December 17, 1993, continue to be true, correct and complete in all material respects and have not been modified or amended in any respect.

     2.4 No Default or Event of Default exists as of the date hereof.

ARTICLE III. CONDITIONS OF EFFECTIVENESS. This Amendment shall not become effective until each of the following has been satisfied:

     3.1 The Company shall have delivered to the Banks promissory notes in the forms attached as Exhibits 3.1(a) and (b), appropriately completed for each bank and duly executed on behalf of the Company (the "New Notes").

     3.2 Copies of resolutions adopted by the Board of Directors of the Company, certified by an officer of the Company as being true and correct and in full force and effect without amendment as of the date hereof, authorizing the Company to enter into this Amendment and the New Notes, shall have been delivered to the Agent and the Banks.

     3.3 This Amendment shall have been fully executed and delivered to the Agent and the Banks.

     3.4 The Company shall have delivered to the Agent and the Banks such other documents and instruments as the Agent or the Banks may request in connection herewith.

 ARTICLE IV. MISCELLANEOUS.

     4.1 References in the Credit Agreement or in any other Loan Document to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby and as further amended from time to time.

     4.2 The Company agrees to pay and to save the Agent and the Banks harmless from the payment of all costs and expenses arising in connection with this Amendment, the New Notes and the documents and agreements executed hereunder or thereunder, including the fees of Honigman Miller Schwartz and Cohn, counsel to the Agent, in connection with preparing this Amendment, the New Notes and such other documents and agreements.

     4.3 Except as expressly amended hereby, the Company agrees that the Credit Agreement, the other Loan Documents and all other documents and agreements executed by the Company in connection with the Credit Agreement in favor of the Agent and the Banks are ratified and confirmed and shall remain in full force and effect and the Company acknowledges and agrees that it has no setoff, counterclaim or defense with respect to any of the foregoing. Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. Not withstanding anything in the Credit Agreement or the Collateral Documents to the contrary, all collateral granted by the Company to the Agent and the Banks pursuant to the Collateral Documents secures all Advances and all other present and future indebtedness, obligations and liabilities of the Company owing to the Agent and the Banks in accordance with such Collateral Documents.

     4.4 This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties signing this Amendment have caused this Amendment to be executed and delivered as of March 31, 1994.

                                     MAYFLOWER MORTGAGE CORPORATION,
                                     d/b/a Republic Bancorp Mortgage Inc.


                                     By: /s/ Richard H. Shaffner
                                             -----------------------------
                                     Its: President and Chief Executive Officer


                                     NBD Bank, N.A. (as a Bank and as Agent)

                                     By: /s/
                                             -----------------------------
                                     Its:
                                          -------------------------------------

                                     Comerica Bank

                                     By: /s/
                                         ---------------------------------
                                     Its:
                                         --------------------------------------

                            FOURTH AMENDMENT TO
                      WAREHOUSING CREDIT AGREEMENT



    THIS FOURTH AMENDMENT TO WAREHOUSING CREDIT AGREEMENT, dated as of April 30, 1994 (this "Amendment"), is by and between MAYFLOWER MORTGAGE CORPORATION, d/b/a Republic Bancorp Mortgage Inc., a Michigan corporation (the "Company"), the banks named in Section 2.1 of the Warehousing Credit Agreement referred to below (collectively referred to as the "Banks" and individually referred to as "Bank") and NBD BANK, N.A., a national banking association, as agent for the Banks (in such capacity, the "Agent").

                                  Recitals

    A. The Company, the Banks and the Agent are parties to a Warehousing Credit Agreement, dated as of December 18, 1992, and amended by a First Amendment to Warehousing Credit Agreement dated as of May 1, 1993, a Second Amendment to Warehousing Credit Agreement dated as of December 17, 1993 and a Third Amendment to Warehousing Credit Agreement dated as of March 31, 1994 (as so amended, the "Credit Agreement"), pursuant to which the Banks agreed, subject to the terms and conditions thereof, to extend credit to the Company.

    B. The parties desire to amend the Credit Agreement on the terms and conditions of this Amendment.

    Therefore, the parties agree as follows:

ARTICLE I.    AMENDMENTS.  Upon fulfillment of the conditions set forth in
Article III hereof, the Credit Agreement shall be amended as follows:

    1.1 The definitions of "Borrowing Base", "Floating Rate" and "Termination Date" contained in Section 1.1 are hereby deleted and the following are substituted in place thereof:

         "Borrowing Base" shall mean, as of any date, an amount equal to the sum of the following:

              (a) 97% (but not to exceed $10,000,000 in the aggregate) of the Collateral Value (as defined below) of Acceptable Mortgage Loans (other than Uncommitted Loans) which are advanced against by means of a Draft Advance or Good Funds Advance and which have constituted Collateral for not more than 5 Business Days;

              (b) 97% (but not to exceed $15,000,000 in the aggregate) of the Collateral Value of Gestation Loans);

              (c) 97% (but note to exceed $50,000,000 in the aggregate) of the Collateral Value of Conforming Acceptable Mortgage Loans (other than Gestation Loans and Uncommitted Loans) which have constituted Collateral for not more than 90 days;

              (d) 95% (but not to exceed $50,000,000 in the aggregate) of the Collateral Value of Conforming Acceptable Mortgage Loans (other than Gestation Loans and Uncommitted Loans) which have constituted Collateral for 91 to 180 days;

              (e) 95% (but not to exceed $1,000,000 in the aggregate) of the Collateral Value of Uncommitted Loans constituting Acceptable Mortgage Loans; and

              (f) 95% (but not to exceed, when combined with the Mortgage Loans described in (g) below, $7,500,000 in the aggregate) of the Collateral Value of Non-Conforming Acceptable Mortgage Loans which have constituted Collateral for not more than 60 days;

              (g) 90% (but not to exceed, when combined with the Mortgage Loans described in (f) above, $7,500,000 in the aggregate) of the Collateral Value of Non-Conforming Acceptable Mortgage Loans which have constituted Collateral for 61 to 120 days.

    For purposes of the foregoing, "Collateral Value" shall mean (i) with respect to a Mortgage Loan subject to an outstanding Purchase Commitment, the lesser of (A) the unpaid principal amount of such Mortgage Loan, less all discounts collected by the Company or other originator in connection with such Mortgage Loan, and (B) the purchase price with respect to the Purchase Commitment relating to such Mortgage Loan, and (ii) with respect to an Uncommitted Loan, 95% of the unpaid principal amount of such Mortgage Loan, less all discounts collected by the Company or other originator in connection with such Mortgage Loan.

         "Floating Rate" shall mean the per annum rate equal to:

              (a) with respect to Draft Advances and Good Funds Advances, the greater of (i) the Prime Rate in effect from time to time or
         (ii) 100 basis points plus the Federal Funds Rate;

              (b) with respect to Advances secured by Gestation Loans, the sum of 125 basis points plus the Federal Funds Rate; and

              (c) with respect to all other Advances, the sum of 175 basis points and the Federal Funds Rate.

    Such Floating Rate shall change simultaneously with any change in the Prime Rate or Federal Funds Rate, as the case may be.

         "Termination Date" shall mean the earlier to occur of (a) April 28, 1995, and (b) the date on which the Credit shall be terminated pursuant to Section 2.3 or 7.2.

    1.2  Clause (a) of the definition of "Adjusted LIBOR Rate" contained in
Section 1.1 is hereby deleted and the following is substituted in place thereof:

         (a)  one and three-fourths percent (1-3/4%),

    1.3 The following definitions are hereby added to Section 1.1, to be inserted in appropriate alphabetical order:

         "Agency" shall mean FHLMC, FNMA or GNMA.

         "Gestation Loan Sublimit" shall mean, with respect to all Banks in the aggregate, $15,000,000.

         "Gestation Loans" shall mean Acceptable Mortgage Loans which have been certified by the Company to be (a) subject to outstanding Purchase Commitments and (b) either (i) included by the Company in a pool of mortgage loans intended to underlie one or more mortgage-backed securities to be issued or guaranteed by an Agency and certified by the applicable Agency or its approved document custodian to be eligible for inclusion in such a pool (or, in the case of a GNMA mortgage-backed security, initially certified) or (ii) included in a pool of mortgage loans underlying one or more mortgage-backed securities issued or guaranteed by an Agency; provided, however, that a Mortgage Loan shall not be deemed a Gestation Loan under clause (i) above for more than 30 days nor a Gestation Loan under clause (ii) above for more than 15 days.

         "Parent" shall mean Republic Bancorp, Inc., a Michigan corporation and the sole shareholder of the Company.

    1.4 The last paragraph of Section 2.1 is hereby deleted and the following is substituted in place thereof:

         Furthermore, in no event shall the aggregate unpaid principal balance of (i) all outstanding Draft Advances and all outstanding Good Funds Advances exceed the Wet Closing Sublimit and (ii) all Advances secured by Gestation Loans exceed the Gestation Loan Sublimit.

    1.5  Sections 3.3(d) and 6.2(c) are hereby deleted, and
Section 6.1(d)(iv) is hereby deleted and the following is substituted in place thereof:

              (iv) Upon request, from time to time, by the Agent or any Bank, a Borrowing Base Certificate in the form of
         Exhibit 6.1(d)(iv) appropriately completed as of the last day of the calendar month immediately preceding the date of such certificate.

    1.6 The Guaranty Agreement is hereby terminated and deemed null and void for all purposes, including with respect to any and all obligations of the Company whether incurred before or after the date hereof, and the Credit Agreement is hereby amended as follows:

              (a) all references to the "Guaranty Agreement" in the definition of "Loan Documents", Article VII and Sections 8.8 and 9.17, are hereby deleted;

              (b) all references to "Guarantors in the definition of "Obligations", Article VI (other than any such references in Section 6.1(d)), Article VII (other than any such references in Sections 7.1(g), 7.1(h) and 7.1(i)) and Article VIII, are hereby deleted; and

              (c) all remaining references to "Guarantor" in the Credit Agreement, including those references in Sections 6.1(d), 7.1(g), 7.1(h) and 7.1(i), and in any other Loan Document, are hereby deemed to be references to "Parent".

    1.7 The attached form of Request for Advance (Exhibit 3.1(a)) is hereby substituted for the form of Request for Advance attached as Exhibit 3.1(a) to the Credit Agreement.

ARTICLE II. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Agent and the Banks as follows:

    2.1 The execution, delivery and performance of this Amendment and all other agreements and documents executed pursuant hereto have been duly authorized by all necessary corporate action and are not in contravention of any Governmental Regulation, or of the terms of its charter or by-laws, or of any contract or undertaking to which it is a party or by which it or its property may be bound or affected, the breach of any of which could reasonably be expected to materially and adversely affect its ability to perform its obligations under this Amendment, the Credit Agreement or the other Loan Documents, and do not result in the imposition of any Lien except for Permitted Liens.

    2.2 This Amendment and all other agreements and documents executed pursuant hereto are the legal, valid and binding obligations of the Company enforceable against it in accordance with their respective terms, subject to the effect of any applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally, to the discretionary nature of specific performance, injunctive relief and other equitable remedies, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

    2.3 The representations and warranties contained in Article V of the Credit Agreement are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof, and the forms of the Articles of Incorporation, Bylaws, resolutions and certificates of incumbency of the Company delivered to the Agent and the Banks on December 18, 1992 and December 17, 1993, continue to be true, correct and complete in all material respects and have not been modified or amended in any respect.

    2.4  No Default or Event of Default exists as of the date hereof.

ARTICLE III. CONDITIONS OF EFFECTIVENESS. This Amendment shall not become effective until each of the following has been satisfied:

    3.1 The Company shall have delivered to the Banks promissory notes in the forms attached as Exhibits A and B, appropriately completed for each Bank and duly executed on behalf of the Company (the "New Notes").

    3.2 The Company shall have executed and delivered to the Agent, on behalf of itself and the Banks, a Second Amendment to the Pledge and Security Agreement in the form attached as Exhibit C (the "Pledge Agreement Amendment").

    3.3 Copies of resolutions adopted by the Board of Directors of the Company, certified by an officer of the Company as being true and correct and in full force and effect without amendment as of the date hereof, authorizing the Company to enter into this Amendment, the New Notes and the Pledge Agreement Amendment, shall have been delivered to the Agent and the Banks.

    3.4 This Amendment shall have been fully executed and delivered to the Agent and the Banks.

    3.5 The Company shall have delivered to the Agent and the Banks such other documents and instruments as the Agent or the Banks may request in connection herewith.

ARTICLE IV.   MISCELLANEOUS.

    4.1 References in the Credit Agreement or in any other Loan Document to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby and as further amended from time to time.

    4.2 The Company agrees to pay and to save the Agent and the Banks harmless from the payment of all costs and expenses arising in connection with this Amendment, the New Notes, the Pledge Agreement Amendment and the documents and agreements executed hereunder or thereunder, including the fees of Honigman Miller Schwartz and Cohn, counsel to the Agent, in connection with preparing this Amendment, the New Notes, the Pledge Agreement Amendment and such other documents and agreements.

    4.3 Except as expressly amended hereby, the Company agrees that the Credit Agreement, the other Loan Documents and all other documents and agreements executed by the Company in connection with the Credit Agreement in favor of the Agent and the Banks are ratified and confirmed and shall remain in full force and effect and the Company acknowledges and agrees that it has no setoff, counterclaim or defense with respect to any of the foregoing. Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. Notwithstanding anything in the Credit Agreement or the Collateral Documents to the contrary, all collateral granted by the Company to the Agent and the Banks pursuant to the Collateral Documents secures all Advances and all other present and future indebtedness, obligations and liabilities of the Company owing to the Agent and the Banks in accordance with such Collateral Documents.

    4.4 This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

    IN WITNESS WHEREOF, the parties signing this Amendment have caused this Amendment to be executed and delivered as of April 30, 1994.


                                       MAYFLOWER MORTGAGE CORPORATION,
                                       d/b/a Republic Bancorp Mortgage Inc.

                                       By: /s/ Lawrence Rosenberg
                                           -------------------------------
                                           Its: CHIEF FINANCIAL OFFICER
                                                --------------------------

                                       NBD BANK, N.A. (as a Bank and
                                                        as Agent)

                                       By:
                                           -------------------------------
                                            Its:
                                                 -------------------------


                                       COMERICA BANK

                                       By:
                                           -------------------------------
                                            Its:
                                                 -------------------------
to the contrary, all collateral granted by the Company to the Agent and the Banks pursuant to the Collateral Documents secures all Advances and all other present and future indebtedness, obligations and liabilities of the Company owing to the Agent and the Banks in accordance with such Collateral Documents.

    4.4 This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

    IN WITNESS WHEREOF, the parties signing this Amendment have caused this Amendment to be executed and delivered as of April 30, 1994.


                                       MAYFLOWER MORTGAGE CORPORATION,
                                       d/b/a Republic Bancorp Mortgage Inc.

                                       By:
                                           -------------------------------
                                           Its:
                                                --------------------------

                                       NBD BANK, N.A. (as a Bank and
                                                        as Agent)

                                       By: /s/ Carolann M. Morykwas
                                           -------------------------------
                                            Its: Vice President
                                                 -------------------------


                                       COMERICA BANK

                                       By: /s/ Donald Kent
                                           -------------------------------
                                            Its: Vice President
                                                 -------------------------

                                                             Exhibit 3.1(a)

                              REQUEST FOR ADVANCE


    The undersigned, Mayflower Mortgage Corporation, d/b/a Republic Bancorp Mortgage Inc., a Michigan corporation (the "Company"), hereby certifies as follows pursuant to the Warehousing Credit Agreement entered into as of December 18, 1992, as amended, among the Company, the banks which are parties thereto and NBD Bank, N.A., as agent for such banks (the "Credit Agreement," to which reference is made for definitions of capitalized terms not otherwise defined herein):

    1. The Company hereby requests an Advance in the aggregate amount of $_________to be made on ____________, 199__, as specified on Schedule 1 attached hereto. The Company hereby acknowledges that such advance will become a part of the Obligations owed under the Credit Agreement, as evidenced by the Notes delivered thereunder.

    2. The Company requests that the specified portion of such Advance be applied to the repayment of the Obligations specified below or be made available in immediately available funds to the following account:

    3. The Company hereby represents and warrants that, after giving effect to the Advance requested hereby, (a) the aggregate outstanding amount of all Advances to the Company under the Credit Agreement will not exceed the lesser of the Borrowing Base and the Total Commitments, (b) if such Advance is a Draft Advance or Good Funds Advance, the aggregate outstanding amount of all Draft Advances and Good Funds Advances will not exceed the Wet Closing Sublimit, and (c) if such Advance is to be secured by Gestation Loans, the aggregate outstanding amount of all Advances secured by Gestation Loans will not exceed the Gestation Loan Sublimit.

    4. The representations and warranties of the Company in the Credit Agreement are true and correct in all material respects as of the date hereof (both before and after giving effect to such Advance).

    5. No Default or Event of Default has occurred and is continuing as of the date hereof (whether before or after giving effect to the Advance requested hereby).

    This Request for Advance is executed and delivered to NBD Bank, N.A., as Agent, by the undersigned authorized officer of the Company on ________, 199__.

                                       MAYFLOWER MORTGAGE CORPORATION,
                                       d/b/a Republic Bancorp Mortgage Inc.

                                       By:
                                           --------------------------------
                                            Title:
                                                   ------------------------

                                  Schedule 1
                                      to
                              Request for Advance


           Amount of                     Applicable            Loan
            Advance                         Rate*             Period**
           ----------                    ----------           --------









*   Specify "Floating" or "Adjusted LIBOR."
**  Applicable to LIBOR Rate Loans only; specify 30 or 60 days.

                                                                  Exhibit A

                              PROMISSORY NOTE



$25,000,000                                               April 30, 1994
                                                          Detroit, Michigan


    FOR VALUE RECEIVED, the undersigned, Mayflower Mortgage Corporation, d/b/a Republic Bancorp Mortgage Inc., a Michigan corporation (the "Company"), hereby promises to pay to the order of NBD Bank, N.A. (the "Bank"), at the main office of the Agent (as such term and each other capitalized term used herein is defined in the Credit Agreement referred to below) in the City of Detroit, Michigan, or at such other place as the holder hereof may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of Twenty-Five Million Dollars ($25,000,000), or such lesser amount as shall have been loaned by the Bank to the Company in accordance with the Credit Agreement referred to below, together with interest on the outstanding balance thereof as provided below, payable on the Termination Date. The indebtedness outstanding hereunder shall bear interest at the rates per annum and be payable on the dates provided in the Credit Agreement.

    The Bank is hereby authorized by the Company to record on the Schedule attached hereto, or on the Bank's books and records, the date, amount and Floating Rate or Adjusted LIBOR Rate, as applicable, of each Advance, and the amount of each payment or prepayment thereon, which shall be prima facie evidence of the information set forth therein for all purposes absent manifest error. The failure of the Bank to record, or any error in recording, any such information shall not relieve the Company of its obligation to repay the outstanding principal amount of the Advances, all accrued interest thereon and other amounts payable with respect thereto in accordance with the terms of this Promissory Note and the Credit Agreement referred to below.

    The Company and all endorsers, guarantors and sureties of this Promissory Note severally waive demand, presentment, protest, diligence, notice of dishonor and any other formality in connection with this Promissory Note, and expressly agree that the maturity of this Promissory Note, or any payment hereunder, may be extended from time to time without in any way affecting the liability of the Company or such endorsers, guarantors or sureties. If the indebtedness evidenced by this Promissory Note or any part thereof shall be collected in any proceeding or be placed in the hands of attorneys for collection, the Company and all endorsers, guarantors and sureties of this Promissory Note severally agree to pay, in addition to the principal and interest due and payable herein, all costs of collecting this Promissory Note, including reasonable attorneys' fees and expenses.

     This Promissory Note evidences the Advances made under a Warehousing Credit Agreement entered into as of December 18, 1992, and amended by a

First Amendment to Warehousing Credit Agreement dated as of May 1, 1993, a Second Amendment to Warehousing Credit Agreement dated as of December 17, 1993, a Third Amendment to Warehousing Credit Agreement dated as of
March 31, 1994 and a Fourth Amendment to Warehousing Credit Agreement dated as of April 30, 1994 (as so amended and as it may be further amended, the "Credit Agreement"), by and between the Company, the banks who are parties thereto and NBD Bank, N.A., as Agent, to which reference is hereby made for a statement of the circumstances under which this Promissory Note is subject to prepayment and under which its due date may be accelerated and other terms applicable to this Promissory Note. This note is secured by certain collateral referred to in the Credit Agreement and the other Loan Documents (including, without limitation, the Pledge and Security Agreement).

    This Promissory Note is made under, and shall be governed by and construed in accordance with, the laws of the State of Michigan applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State.

    This Promissory Note is in replacement of, and substituted for, that certain promissory note dated March 31, 1994, which in turn had been issued in replacement of that certain promissory note dated December 17, 1993, which in turn had been issued in replacement of that certain promissory note dated December 18, 1992, from the Company to the Bank and shall not be deemed a notation of, or to have satisfied, such previously issued promissory notes. Accrued but unpaid interest under such previously delivered promissory note to the date hereof shall be deemed due and owing as interest under this Promissory Note on the first Interest Payment Date under this Promissory Note or, with regard to LIBOR Rate Advances outstanding on the date hereof under such previously delivered promissory note, upon expiration of the applicable Advance Period.

                                       MAYFLOWER MORTGAGE CORPORATION,
                                       d/b/a Republic Bancorp Mortgage Inc.

                                       By:
                                           --------------------------------
                                            Its:
                                                 --------------------------

                                SCHEDULE TO
                              PROMISSORY NOTE




                                                                 Payment or
                                                   Adjusted      Prepayment
Date of                  Type of      Advance      LIBOR         of
Advance      Amount      Advance*     Period**     Rate**        Principal
-------      ------      -------      -------      ------        ----------









------------------------------------
*  Floating Rate or LIBOR Rate.
** Applicable to LIBOR Rate Advances only.

                                                                  Exhibit B

                              PROMISSORY NOTE


$25,000,000                                               April 30, 1994
                                                          Detroit, Michigan


    FOR VALUE RECEIVED, the undersigned, Mayflower Mortgage Corporation, d/b/a Republic Bancorp Mortgage Inc., a Michigan corporation (the "Company"), hereby promises to pay to the order of Comerica Bank, a Michigan banking corporation (the "Bank"), at the main office of the Agent (as such term and each other capitalized term used herein is defined in the Credit Agreement referred to below) in the City of Detroit, Michigan, or at such other place as the holder hereof may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of Twenty-Five Million Dollars ($25,000,000), or such lesser amount as shall have been loaned by the Bank to the Company in accordance with the Credit Agreement referred to below, together with interest on the outstanding balance thereof as provided below, payable on the Termination Date. The indebtedness outstanding hereunder shall bear interest at the rates per annum and be payable on the dates provided in the Credit Agreement.

    The Bank is hereby authorized by the Company to record on the Schedule attached hereto, or on the Bank's books and records, the date, amount and Floating Rate or Adjusted LIBOR Rate, as applicable, of each Advance, and the amount of each payment or prepayment thereon, which shall be prima facie evidence of the information set forth therein for all purposes absent manifest error. The failure of the Bank to record, or any error in recording, any such information shall not relieve the Company of its obligation to repay the outstanding principal amount of the Advances, all accrued interest thereon and other amounts payable with respect thereto in accordance with the terms of this Promissory Note and the Credit Agreement referred to below.

    The Company and all endorsers, guarantors and sureties of this Promissory Note severally waive demand, presentment, protest, diligence, notice of dishonor and any other formality in connection with this Promissory Note, or any payment hereunder, may be extended from time to time without in any way affecting the liability of the Company or such endorsers, guarantors or sureties. If the indebtedness evidenced by this Promissory Note or any part thereof shall be collected in any proceeding or be placed in the hands of attorneys for collection, the Company and all endorsers, guarantors and sureties of this Promissory Note severally agree to pay, in addition to the principal and interest due and payable hereon, all costs of collecting this Promissory Note, including reasonable attorneys' fees and expenses.

    This Promissory Note evidences the Advances made under a Warehousing Credit Agreement entered into as of December 18, 1992, and amended by a

First Amendment to Warehousing Credit Agreement dated as of May 1, 1993, a Second Amendment to Warehousing Credit Agreement dated as of December 17, 1993, a Third Amendment to Warehousing Credit Agreement dated as of
March 31, 1994 and a Fourth Amendment to Warehousing Credit Agreement dated as of April 30, 1994 (as so amended and as it may be further amended, the "Credit Agreement"), by and between the Company, the banks who are parties thereto and NBD Bank, N.A., as Agent, to which reference is hereby made for a statement of the circumstances under which this Promissory Note is subject to prepayment and under which its due date may be accelerated and other terms applicable to this Promissory Note. This note is secured by certain collateral referred to in the Credit Agreement and the other Loan Documents (including, without limitation, the Pledge and Security Agreement).

    This Promissory Note is made under, and shall be governed by and construed in accordance with, the laws of the State of Michigan applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State.

    This Promissory Note is in replacement of, and substituted for, that certain promissory note dated March 31, 1994, which in turn had been issued in replacement of that certain promissory note dated December 17, 1993, which in turn had been issued in replacement of that certain promissory note dated December 18, 1992, from the Company to the Bank, and shall not be deemed a notation of, or to have satisfied, such previously issued promissory notes. Accrued but unpaid interest under such previously delivered promissory note to the date hereof shall be deemed due and owing as interest under this Promissory Note on the first Interest Payment Date under this Promissory Note or, with regard to LIBOR Rate Advances outstanding on the date hereof under such previously delivered promissory note, upon expiration of the applicable Advance Period.


                                       MAYFLOWER MORTGAGE CORPORATION,
                                       d/b/a Republic Bancorp Mortgage Inc.

                                       By: /s/ Lawrence Rosenberg
                                           --------------------------------
                                            Its: CHIEF FINANCIAL OFFICER
                                                 --------------------------

                                SCHEDULE TO
                              PROMISSORY NOTE



                                                                 Payment or
                                                   Adjusted      Prepayment
Date of                  Type of     Advance       LIBOR         of
Advance      Amount      Advance     Period**      Rate**        Principal
-------      ------      -------     --------      --------      ---------







-----------------------------------
*  Floating Rate or LIBOR Rate.
** Applicable to LIBOR Rate Advances only.

                          SECOND AMENDMENT TO THE
                        PLEDGE AND SECURITY AGREEMENT


    THIS SECOND AMENDMENT TO PLEDGE AND SECURITY AGREEMENT ("Agreement") dated as of April 30, 1994, is made by and between Mayflower Mortgage Corporation, d/b/a Republic Bancorp Mortgage Inc., a Michigan corporation (the "Company"), and NBD Bank, N.A., a national banking association ("NBD"), as agent (in such capacity, "Agent") for the benefit of the banks ("Banks") who are parties from time to time to the Credit Agreement (as such term is defined below).


                                  Recitals

    A. The Company, the Banks and the Agent are parties to a Warehousing Credit Agreement, dated as of December 18, 1992, as amended by the First Amendment to Warehousing Credit Agreement dated as of May 1, 1993, the Second Amendment to Warehousing Credit Agreement dated as of December 17, 1993 and the Third Amendment to Warehousing Credit Agreement dated as of March 31, 1994 (as so amended, the "Pledge and Security Agreement").

    B. It is a condition precedent to the Banks' execution and delivery of a proposed Fourth Amendment to Warehousing Credit Agreement to be dated the date hereof that the Company shall have entered into this Agreement.

    Therefore, the Company hereby agrees with the Agent as follows:

    Article I. Amendment. The Pledge and Security Agreement is hereby amended by the addition of the following subsection at the end of Section 4 thereof:

         (a) A Gestation Loan shall be delivered to the Agent for pledge under this Agreement by the delivery of the following described documents to the Agent prior to the making of the related Advance by the Agent on behalf of the Banks, which documents shall be delivered at the same time and in the same manner as those instruments and documents described under subsection 4(c) above are required to be delivered with respect to such Pledged Mortgage (and for purposes of this Agreement, the following described documents shall also be deemed "Mortgage Loan Documents"):

              (i) certification of the Company that such Pledged Mortgage conforms to the definition of a Gestation Loan; and

              (ii) evidence of the certification by the applicable Agent (or its approved document custodian), in form and substance reasonably satisfactory to the Agent, that such Pledged Mortgage has been found to be eligible for inclusion in a pool of mortgage loans intended to underlie, or underlying, one or more mortgage-backed securities issued or guaranteed by such Agency (with respect to certificates from FHLMC, the parties agree that a copy of the completed Form 939 from FHLMC shall satisfy this requirement with regard to Gestation Loans underlying FHLMC mortgage-backed securities).

Article II.  Miscellaneous.

    2.1 References in the Credit Agreement or in any other Loan Document to the Pledge and Security Agreement shall be deemed to be references to the Pledge and Security Agreement as amended hereby and as further amended from time to time.

    2.2 Except as expressly amended hereby, the Company agrees that the Credit Agreement, the Pledge and Security Agreement, the other Loan Documents and all other documents and agreements executed by the Company in connection with the Credit Agreement in favor of the Agent and the Banks are ratified and confirmed and shall remain in full force and effect and the Company acknowledges and agrees that it has no setoff, counterclaim or defense with respect to any of the foregoing. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement or the Pledge and Security Agreement.

    2.3 This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

    IN WITNESS WHEREOF, the parties signing this Amendment have caused this Amendment to be executed and delivered as of April 30, 1994.


                                       MAYFLOWER MORTGAGE CORPORATION,
                                       d/b/a Republic Bancorp Mortgage Inc.

                                       By: /s/ Lawrence Rosenberg
                                           --------------------------------
                                            Its: CHIEF FINANCIAL OFFICER
                                                 --------------------------


                                       NBD BANK, N.A.,
                                       as Agent

                                       By: /s/ Carolann M.  Morykwas
                                           --------------------------------
                                            Its: Vice President
                                                 --------------------------

                          SECOND AMENDMENT TO THE
                       PLEDGE AND SECURITY AGREEMENT


    THIS SECOND AMENDMENT TO PLEDGE AND SECURITY AGREEMENT ("Agreement") dated as of April 30, 1994, is made by and between Mayflower Mortgage Corporation, d/b/a Republic Bancorp Mortgage Inc., a Michigan corporation (the "Company"), and NBD Bank, N.A., a national banking association ("NBD"), as agent (in such capacity, "Agent") for the benefit of the banks ("Banks") who are parties from time to time to the Credit Agreement (as such term is defined below).


                                  Recitals

    A. The Company, the Banks and the Agent are parties to a Warehousing Credit Agreement, dated as of December 18, 1992, as amended by the First Amendment to Warehousing Credit Agreement dated as of May 1, 1993, the Second Amendment to Warehousing Credit Agreement dated as of December 17, 1993 and the Third Amendment to Warehousing Credit Agreement dated as of March 31, 1994 (as so amended, the "Pledge and Security Agreement").

    B. It is a condition precedent to the Banks' execution and delivery of a proposed Fourth Amendment to Warehousing Credit Agreement to be dated the date hereof that the Company shall have entered into this Agreement.

    Therefore, the Company hereby agrees with the Agent as follows:

    Article I. Amendment. The Pledge and Security Agreement is hereby amended by the addition of the following subsection at the end of Section 4 thereof:

         (a) A Gestation Loan shall be delivered to the Agent for pledge under this Agreement by the delivery of the following described documents to the Agent prior to the making of the related Advance by the Agent on behalf of the Banks, which documents shall be delivered at the same time and in the same manner as those instruments and documents described under subsection 4(c) above are required to be delivered with respect to such Pledged Mortgage (and for purposes of this Agreement, the following described documents shall also be deemed "Mortgage Loan Documents"):

              (i) certification of the Company that such Pledged Mortgage conforms to the definition of a Gestation Loan; and

              (ii) evidence of the certification by the applicable Agent (or its approved document custodian), in form and substance reasonably satisfactory to the Agent, that such Pledged Mortgage has been found to be eligible for inclusion in a pool of mortgage loans intended to underlie, or underlying, one or more mortgage-backed securities issued or guaranteed by such Agency (with respect to certificates from FHLMC, the parties agree that a copy of the completed Form 939 from FHLMC shall satisfy this requirement with regard to Gestation Loads underlying FHLMC mortgage-backed securities).

Article II.  Miscellaneous.

    2.1 References in the Credit Agreement or in any other Loan Document to the Pledge and Security Agreement shall be deemed to be references to the Pledge and Security Agreement as amended hereby and as further amended from time to time.

    2.2 Except as expressly amended hereby, the Company agrees that the Credit Agreement, the Pledge and Security Agreement, the other Loan Documents and all other documents and agreements executed by the Company in connection with the Credit Agreement in favor of the Agent and the Banks are ratified and confirmed and shall remain in full force and effect and the Company acknowledges and agrees that it has no setoff, counterclaim or defense with respect to any of the foregoing. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement or the Pledge and Security Agreement.

    2.3 This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

    IN WITNESS WHEREOF, the parties signing this Amendment have caused this Amendment to be executed and delivered as of April 30, 1994.


                                       MAYFLOWER MORTGAGE CORPORATION,
                                       d/b/a Republic Bancorp Mortgage Inc.

                                       By: /s/ Lawrence Rosenberg
                                           --------------------------------
                                            Its: CHIEF FINANCIAL OFFICER
                                                 --------------------------


                                       NBD BANK, N.A.,
                                       as Agent

                                       By: /s/ Carolann M.  Morykwas
                                           --------------------------------
                                            Its: Vice President
                                                 --------------------------